COMPUTATIONS OF EARNINGS PER SHARE

                                 Quarters Ended

                                 March 31, 1997


                                                          Less
                                       Total Shares    Unallocated  Shares Used For
                                       Outstanding     ESOP Shares  EPS Calculation
                                       -----------     -----------  ---------------
December 31, 1996 .................      1,079,285         76,321      1,002,964
January 31, 1997 ..................      1,079,285         76,321      1,002,964
February 28, 1997..................      1,079,285         76,321      1,002,964
March 31, 1997 ....................      1,079,285         76,321      1,002,964

        Weighted average number of shares outstanding for the quarter ended March 31, 1997, for earnings per share calculation (before effects of dilution) 1,002,964

        Earnings Per Share Before
        Effects of Dilution:      =        $185,793 (net income)/1,002,964
                                  =        $ .19 per share

        Stock options outstanding at March 31, 1997:  101,321

        Stock price for six month period:

                     High:  $19.00     Low: $15.75     Average: $17.781
                            ------          ------              -------
                               Beginning:  $16.375     Ending:  $17.75
                                           -------              -------

        Exercise price of stock options:   $14.125 per share

The potential dilution from stock options is less than 20% of the number of common shares outstanding and the market price of the common stock exceeded the exercise price for all months of the period. Therefore, the treasury stock method was used for calculating the dilutive effects of the common stock equivalents (stock options).

Primary Earnings Per Share

Under the treasury stock method, for primary earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the average market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share and Common Stock Equivalents".

Additional shares to be added
to common shares outstanding   =      101,321 - [(101,321 * $14.125)/$17.781]
                               =      101,321 - 80,488
                               =      20,833 shares

Primary Earnings Per Share     =      $185,793 (net income) / 1,002,964 + 20,833
                               =      $185,793 / 1,023,797
                               =      $.18 per share


Fully Diluted Earnings Per Share

Under the treasury stock method, for fully diluted earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the ending market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share Assuming Full Dilution".

Additional shares to be added
to common shares outstanding      =   101,321 - [(101,321 * $14.125)/$17.781]
                                  =   101,321 - 80,488
                                  =   20,833 shares

Fully Diluted Earnings Per Share  =   $185,793 (net income) / 1,002,964 + 20,833
                                  =   $185,793  / 1,023,797
                                  =   $.18 per share

Since the average market price was greater than the ending market price, it was used in the calculation of fully diluted earnings per share rather than the ending market price.

The dilution in earnings per share from all potential dilution is less than 3% [$.19 per share assuming no dilution compared to $.18 per share assuming full dilution.] Therefore, the effects of dilution are considered not material and only a single earnings per share is presented in the income statement - "Earnings Per Common Share".

                       COMPUTATIONS OF EARNINGS PER SHARE

                                Six Months Ended

                                 March 31, 1997


                                                          Less
                                      Total Shares     Unallocated    Shares Used For
                                      Outstanding      ESOP Shares    EPS Calculation
                                      -----------      -----------    ---------------
September 30, 1996 .............       1,079,285          76,321       1,002,964
October 31, 1996 ...............       1,079,285          76,321       1,002,964
November 30, 1996 ..............       1,079,285          76,321       1,002,964
December 31, 1996 ..............       1,079,285          76,321       1,002,964
January 31, 1997 ...............       1,079,285          76,321       1,002,964
February 28, 1997 ..............       1,079,285          76,321       1,002,964
March 31, 1997 .................       1,079,285          76,321       1,002,964

         Weighted average number of shares outstanding for the
         six months  ended March 31,  1997,  for  earnings per
         share   calculation   (before  effects  of  dilution)
         1,002,964

         Earnings Per Share Before
         Effects of Dilution:      =        $369,023 (net income)/1,002,964
                                   =        $ .37 per share

         Stock options outstanding at March 31, 1997:  101,321

         Stock price for six month period:

                     High:  $19.00     Low: $14.75     Average: $16.696
                            ------          ------              -------
                                Beginning:  $15.50     Ending:  $17.75
                                            ------             -------

         Exercise price of stock options:  $14.125 per share

The potential dilution from stock options is less than 20% of the number of common shares outstanding and the market price of the common stock exceeded the exercise price for all months of the period. Therefore, the treasury stock method was used for calculating the dilutive effects of the common stock equivalents (stock options).

Primary Earnings Per Share

Under the treasury stock method, for primary earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the average market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share and Common Stock Equivalents".

Additional shares to be added
to common shares outstanding     =    101,321 - [(101,321 * $14.125)/$16.696]
                                 =    101,321 - 85,719
                                 =    15,602 shares

Primary Earnings Per Share       =    $369,023 (net income) / 1,002,964 + 15,602
                                 =    $369,023 / 1,018,556
                                 =    $.36 per share


Fully Diluted Earnings Per Share

Under the treasury stock method, for fully diluted earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the ending market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share Assuming Full Dilution".

Additional shares to be added
to common shares outstanding       =  101,321 - [(101,321 * $14.125)/$17.75]
                                   =  101,321 - 80,629
                                   =  20,692 shares

Fully Diluted Earnings Per Share   =  $369,023 (net income) / 1,002,964 + 20,692
                                   =  $369,023  / 1,023,656
                                   =  $.36 per share


The dilution in earnings per share from all potential dilution is less than 3% [$.37 per share assuming no dilution compared to $.36 per share assuming full dilution]. Therefore, the effects of dilution are considered not material and only a single earnings per share is presented in the income statement - "Earnings Per Common Share".